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                               LICENSE AGREEMENT

         This License Agreement (the "Agreement") is made as of the 25th day of August, 1998 by and between the Arizona Board of Regents (the "ABOR") for The University of Arizona (the "University") and IgX Corp., a Delaware corporation having a principal place of business at One Springfield Avenue, Summit, New Jersey 07901 (the "Company").

         WHEREAS, the University represents that J. Glenn Songer, an employee of the University (the "Inventor"), has submitted to the University a disclosure entitled "Treatment and Prevention of Helicobacter Pylori Infection with Hyperimmune Hen Egg Yolk Antibodies" (the "Invention").

         WHEREAS, the University has the right to make, use, sell and grant licenses under the Invention as defined herein, and the University wishes to have the Invention utilized for the public interest.

         WHEREAS, the Company wishes to obtain a license to make, use, sell and distribute the Invention under the Field of Use (as defined herein) and upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Company and the University agree as follows:

1.       Definitions.

         For the purposes of this Agreement, and solely for that purpose, the terms hereinafter set forth shall be defined as follows:

         1.1. "Affiliate" shall mean any corporation or other business entity controlled by, controlling or under common control with the Company. For this purpose, "control" means direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock, or at least fifty percent (50%) interest in the income of such corporation or other business.

         1.2. "Field of Use" shall mean the use of Invention for Regulator (as defined below)-approved human therapeutics in the treatment of Helicobacter Pylori. Field of Use shall be defined to also include any and all proposed uses derived from and/or relating to the Patent Rights (as defined below).

         1.3. "First Commercial Sale" shall mean the initial transfer by the Company or its Sublicensee(s) (as defined below) of Licensed Product(s) (as defined below) in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales (as defined below).


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         1.4. "Invention" shall mean the invention and that certain patent application as described on Exhibit "A" attached hereto and incorporated herein by this reference (the subject matter of which is described on the abstract attached thereto) filed (or to be filed) by the Company in the name of J. Glenn Songer and Vitaliano A Cama, as well as any and all rights, modifications, derivatives and/or enhancements arising therefrom or relating thereto (collectively, the "Patent Rights").

         1.5. "Licensed Product(s)" shall mean products derived from the Invention as described in Exhibit "A" that are within the Field of Use.

         1.6. "Net Sales" shall mean the total gross receipts for sales of Licensed Product(s) by the Company, its Sublicensee(s) or its Affiliates, and from leasing, renting or otherwise making Licensed Product(s) available to others without sale or other dispositions, whether invoiced or not, less returns and allowances actually granted, freight out, taxes or excise duties imposed on the transaction (if separately invoiced) and wholesaler and cash discounts in amounts customary in the trade. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by the Company or its Affiliates, and on their payroll, or for the cost of collections.

         1.7. "Net Sales Price" shall mean the Net Sales divided by the quantity of Licensed Product(s) sold. In the event the Licensed Product(s) is sold as part of a kit, or in combination with other products not covered by this Agreement (such as detection systems), the Net Sales Price for such products which contain the Licensed Product(s) will be calculated as B * (A/B), where A is the gross sales price of an equivalent unit of Licensed Product(s) sold separately, less allowances, and B is the gross sales price of the kit or combination of products in which the Licensed Product(s) is included less allowances.

         1.8. "Regulator" shall mean the government-approved regulatory body, committee, agency or other organization which by law has the power to approve the sale of the Invention for human therapeutic use within each country in the world.

         1.9. "Technical Information" shall mean technical information and know-how relating to the preparation of Licensed Product(s).

2.       License.

         2.1. The University hereby grants to the Company and the Company hereby accepts from the University, upon the terms and conditions herein specified, an exclusive, worldwide and non-assignable (except as herein specified) license (the "License") under the Invention to test, evaluate and develop the Licensed Product(s) in the Field of Use covered hereby and to make, have made, use and sell the Licensed Product(s) during the term of this Agreement, and during the term of any extension thereof, unless sooner terminated as herein provided. The University also grants to the Company under the terms of this License the right to use the Technical



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Information to test, evaluate and develop the Licensed Product(s).

         2.2. The University hereby grants to the Company and the Company hereby accepts from the University, upon terms and conditions herein specified, the right to extend the License granted hereunder to its sublicensee(s) ("Sublicensee(s)"). The Company shall promptly notify the University in writing at the time of each sublicense ("Sublicense") and shall provide the University with a copy of each Sublicense. The Company may negotiate such terms as it chooses for each Sublicense, provided that the University shall receive a royalty for all sales made by Sublicensee(s) as provided for in Section 3.1 below.

         2.3. If the Company shall so notify the University in advance thereof in writing, any Sublicensee(s) to whom the License shall have been extended pursuant to Section 2.2 above may make the reports and royalty payments specified in Section 3.1 below directly to the University on behalf of the Company; otherwise, such reports and payments on account of sales by such Sublicensee(s) shall be made by the Company.

         2.4. The University retains a non-exclusive, royalty-free, irrevocable License to make, have made and use the Invention and Licensed Product(s) for its own use.

         2.5. The exclusive License granted under Section 2.1 above shall be effective as of the execution of this Agreement, and shall be for an initial term of twenty (20) years from the date of the First Commercial Sale, and said License shall be renewable for two additional ten (10) year periods at the discretion of the Company, subject to the provisions of Articles 4 and 5 below.

         2.6. Outside the scope of the License between the University and the Company, no other, further or different license of right, and no further power to sublicense, is hereby granted or implied.

3.       Royalties, Records and Reports.

         3.1. During the term of this Agreement, unless sooner terminated, the Company shall pay to the University, in the manner hereinafter provided, earned royalties at the rate of five percent (5%) of the Net Sales Price of all Licensed Product(s) sold by the Company and its Sublicensee(s), anywhere in the world.

         3.2. Licensed Product(s) shall be considered sold when sold or invoiced, and if not sold or invoiced, when delivered to a third-party.

         3.3. The Company shall be responsible for the performance hereunder of all obligations including payment of royalties, keeping of records and reporting by the Company and any Sublicensee(s) to whom the License shall have been extended pursuant to this Agreement.

         3.4. So long as this Agreement remains in force, the Company shall deliver to the

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University, within sixty (60) days after the first day of January, April, July and October of each year, a true and accurate report, giving such particulars of the business conduct by the Company and its Sublicensee(s) during preceding three (3) months under this Agreement as are necessary to accurately account for sale subject to royalties under this Agreement. Each report shall include, without limitation, information about production, inventory on hand, marketing efforts and sales.

         3.5. Simultaneously with the delivery of each report required by the preceding Section 3.4 above, the Company shall pay to the University the net royalties and any other such payment due under this Agreement for the period covered by such report. If no royalties are due, it shall be so reported.

         3.6. All payments from the Company to the University shall be in U.S. dollars. The rates of exchange for such payments shall be midpoint between the buying and selling rates for U.S. dollars as quoted by the Chase Manhattan Bank in New York, New York at the close of business on the last business day preceding the date payment is due.

         3.7. In case of any delay in payment by the Company to the University not occasioned by force majeure, interest at the rate of one percent (1%) per month, assessed from the thirty-first (31st) day after the due date of said payment, shall be due by the Company without special notice.

         3.8. Royalties shall accrue in accordance with this Agreement, upon the First Commercial Sale.

         3.9. Royalties payable in connection with the sale of a Licensed Product(s) under Section 2.2 above and Section 3.1 above shall be reduced by an amount of royalties actually paid by the Company or such Sublicensee(s) to any non-affiliated third party in connection with the licensing of additional patent rights or know-how necessary to make, use or sell Licensed Product(s); provided, however, that in no event shall the royalties payable to the University be less that three percent (3%) of the net sales of such Licensed Product(s).

         3.10. The Company shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to the University by way of royalty as aforesaid or by way of any other provision hereunder. Said books of account shall be kept at the Company's principal place of business. Said books and supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain, to inspection by the University for the purpose of verifying the Company's royalty statements, or the Company's compliance in other respects with this Agreement.

         3.11. The Company also agrees to make a written report to the University within ninety (90) days after the date of termination of this Agreement, stating in such report the number, description and Net Sales of all products made, sold or otherwise disposed of and upon which

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royalties are payable hereunder but which were not previously reported to the
University. The Company shall also continue to make quarterly reports pursuant to the provisions of Section 3.4 above of all gross income received from leasing, renting or otherwise making products available to others without sale or other disposition transferring title in the case of transactions entered into prior to such termination.

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4.       Performance.

         4.1. The Company shall use its best efforts to commence and maintain regular commercial production and sale of Licensed Product(s) in the Field of Use and shall report such efforts in accordance with the provisions of Section
3.4 above. The Company agrees to support the Research Plan attached hereto as Exhibit "B" and incorporated herein by this reference, which describes the work yet to be done by the University to further develop the Invention for the Company, so that the Company might identify further actions which may be necessary to achieve regulatory submission and approval to make the First Commercial Sale. At the end of this period, but no later than eighteen (18) months from the date of this Agreement, the Company will provide a milestone schedule of development and licensed products and regulatory submission.

This time period may be extended by mutual agreement of both parties.

         4.2. The Company and the University agree to cooperate to ensure the quality of Licensed Product(s) before Licensed Product(s) are first offered for sale in a commercial transaction and periodically thereafter. The Company shall provide samples of Licensed Product(s) so that the University can determine through mutually agreed upon laboratory protocols the activity of Licensed Product(s). In the event Licensed Product(s) supplied by the Company are not active or are otherwise defective, the Company and the University will cooperate to produce active Licensed Product(s) and/or to correct any defects in the Licensed Product(s). If for any reason the Company does not maintain activity and/or correct defects in Licensed Product(s), the University has the right to take action under the provisions of Section 5.2 below.

5.       Termination.

         5.1. If the Company shall become bankrupt or insolvent and/or if the business of the Company shall be placed in the hands of a receiver, assignee or trustee, whether by voluntary act of the Company or otherwise, this License will be deemed to have automatically terminated as of a date seven (7) days prior to that event; provided, however, that such termination shall not terminate any obligations which may have accrued prior thereto.

         5.2. Notwithstanding the provisions of Section 5.1 above, upon any breach or default under this Agreement by the Company, the University may terminate this License by ninety (90) days written notice by registered mail to the Company. Said notice shall become effective at the end of said period, unless during said period the Company shall cure any breach or default and notify the University thereof.

         5.3. The Company may terminate this license at any time upon ninety
(90) days written notice by registered mail to the University.

         5.4. Upon termination of this License for any reason, all rights granted hereunder shall revert to the University for the sole benefit of the University.

         5.5. Termination of this License shall terminate all Sublicense(s) made by the Company hereunder, at the option of the University.

         5.6. The Company's responsibilities and obligations to report to the University and pay royalties to the University as to any Licensed Product(s) produced or sold by the Company or its Sublicensee(s) under this Agreement prior to termination or expiration hereof shall survive such termination or expiration.

6.       Assignment.

         6.1. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that the Company may assign this Agreement to any Affiliate of the Company, or to any purchaser or transferee of all or substantially all of the Company's business upon prior written notice to the University. The University agrees not to assign any of its rights or obligations under this Agreement to any other party without first obtaining the Company's written approval.

         6.2. All of the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and shall apply to the respective heirs, executors, administrators, successors, assigns and legal representatives of the parties, except as provided for in Paragraph 5.1.

7.       Severability.

         7.1. Should any part or provision of this Agreement be unenforceable or otherwise in conflict with or in violation of the law of any jurisdiction, the remainder of this Agreement shall remain binding upon the parties.

8.       Negation of Warranties.

         8.1. Nothing in this Agreement shall be construed as a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third-parties.

         8.2. The University makes no representation other than those specified in this Agreement. The University makes no express or implied warranties of merchantability or fitness for any particular purpose of Licensed Product(s).

9.       Arbitration.

         9.1. The parties agree that any dispute arising under this Agreement involving the sum of Thirty Thousand Dollars ($30,000) or less in money damages only shall be resolved by arbitration pursuant to the Arizona Uniform Rules of Procedure for Arbitration. The decision of

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the arbitrator(s) shall be final.

10.      Indemnification.

         10.1. The Company agrees to indemnify and hold harmless the University, the University's employees or agents from and against any and all claims, damages and liabilities asserted by third-parties, both government and private, arising from the Company's sale of Licensed Product(s) to ultimate consumers and their use thereof, except that the Company shall not indemnify the University, the University's employees or agents for any claims, damages or liability resulting from the negligence of any of them.

11.      Nondiscrimination.

         11.1. The parties agree to be bound by applicable state and federal rules governing equal employment opportunity and nondiscrimination.

12.      State Obligation.

         12.1. The parties recognize that the performance by the ABOR for and on behalf of the University may be dependent upon the appropriation of funds by the State Legislature of Arizona. Should the State Legislature of Arizona fail to appropriate the necessary funds or if the University's appropriation is reduced during the fiscal year, the ABOR may reduce the scope of this Agreement if appropriate or cancel this Agreement without further duty or obligation. The ABOR agrees to notify other party(ies) as soon as reasonably possible after the unavailability of said funds comes to the ABOR's attention.

13.      Conflict of Interest.

         13.1. This Agreement is subject to A.R.S. 38-511 and the State of Arizona may cancel this Agreement if any person significantly involved in negotiating, drafting, securing or obtaining this Agreement for or on behalf of the ABOR becomes an employee in any capacity of any other party or a consultant to any other party with reference to the subject matter of this Agreement while the Agreement or any extension hereof is in effect.

14.      General.

         14.1. The Company shall not use the name of the Inventor, or any institution with which he has been or is connected, or the adaption of any of them, in any advertising, promotional or sale literature, without prior written consent obtained from the University in each case.

         14.2. Any notice required or permitted to be given by this Agreement shall be given postpaid first class certified mail, unless otherwise stated:

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If to the Company:        IgX Corp.
                          Attention: Albert J. Henry
                          One Springfield Avenue
                          Summit, New Jersey 07901

If to the University:     Janet M. Hornung, Director
                          Sponsored Projects Services
                          The University of Arizona
                          P.O. Box 3308
                          888 North Euclid Avenue, #510
                          Tucson, Arizona 85722

With a required copy to:  Rita C. Manak, Ph.D., Director
                          Office of Technology Transfer
                          The University of Arizona
                          P.O. Box 210158
                          888 North Euclid Avenue, #515
                          Tucson, Arizona  85721-0158

Such addresses may be altered by written notice. If no time limit is specified for a notice required or permitted to be given under this Agreement, the time limit shall be twenty (20) full business days, not including the day of mailing.

         14.3. This Agreement, and its effect, is subject to and shall be construed in accordance with the laws of the State of Arizona.

         14.4. The parties to this Agreement recognize and agree that each is operating as an independent contractor and not as an agent of the other.

         14.5. The captions herein are for convenience only and shall not be deemed to limit or otherwise affect the construction thereof.

         14.6. Any waiver by either party of the breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of the same or any other term or condition hereof.

         14.7. The Inventor may freely publish and disseminate the Technical Information in any manner he may choose and may furnish Licensed Product(s) to interested other parties for non-commercial, research oriented purposes. The Inventor will inform any such other party that the University has an exclusive Agreement with the Company.

         14.8. This Agreement may be executed in more than one counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same

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instrument. This Agreement may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned.

150      Entire Agreement.

         15.1. This Agreement sets forth the entire Agreement and understanding between the parties as to the subject matter of this Agreement, and merges all prior discussions between them. Neither of the parties shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement or as duly set forth on or subsequent to the date hereof in writing unless signed by the proper and duly authorized representative of the party to be bound thereby.

                  [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and duly executed this Agreement as of the day and the year first written above.

University                       THE ARIZONA BOARD OF REGENTS
                                 ON BEHALF OF THE UNIVERSITY OF ARIZONA

                                 By:
                                     ------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

Company                          IGX CORP., a Delaware corporation

                                 By:
                                     ------------------------------------------
                                             Albert J. Henry, Chairman

         I have read this Agreement, and understand the obligations placed on me and my laboratory and other University employees under my supervision, and agree to be bound by it.


                                  ---------------------------------------------
                                  J. Glenn Songer

                     [Signature Page to License Agreement]


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                                  EXHIBIT "A"

                                   INVENTION

                                  EXHIBIT "B"

                                 RESEARCH PLAN